                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of PDS Financial Corporation on Form S-8 (File No. 33-85966 and 333-79523) and Form S-3 (File No. 333-49199) of our report dated February 23, 1999, on our audits of the consolidated financial statements of PDS Financial Corporation and subsidiaries as of December 31, 1998 and for the years ended December 31, 1998 and 1997, which report is included in this Annual Report on Form 10-K.

                       /s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
March 28, 2000